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                                                                     Exhibit 4.1


                                   CERTIFICATE
                                     OF THE
                            DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                          AND OTHER SPECIAL RIGHTS AND
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                     OF THE
             SERIES A 8-1/2% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                              XPEDIOR INCORPORATED

                         Pursuant to Section 151 of the
                             General Corporation Law
                            of the State of Delaware



         I, David N. Campbell, President and Chief Executive Officer of Xpedior Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), do hereby certify that the Board of Directors of the Corporation, at a meeting, adopted the following resolution, which resolution remains in full force and effect on the date hereof:

                  RESOLVED: That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), and pursuant to the provisions of Sections 151 and 157 of the General Corporation Law of the State of Delaware, a series of Preferred Stock of the Corporation be and hereby is created, classified and authorized, and the issuance thereof is provided for, and that the designation and number of shares, and the preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions shall be as set forth in the following Sections 1 through 9 (in addition to those set forth in the Certificate of Incorporation which are applicable to all classes and series of Preferred Stock) and in EXHIBIT A attached hereto and made a part hereof:

                  Section 1. Designation, Number and Par Value. The series of preferred stock shall be designated as the Series A 8-1/2% Cumulative Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"), and the number of shares so designated shall be 1,000,000 (which shall not be subject to increase without the prior approval of the holders (each holder of shares of Series A Preferred Stock, a "HOLDER" and, together with all other Holders, the "HOLDERS") of at least two-thirds of the shares of Series A Preferred Stock then outstanding). Each share of Series A Preferred Stock shall have a par value of $.01 per share and a stated value of $50 per share (the "STATED VALUE").
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                                      -2-


                  Section 2. Dividends.

                  (a) (i) Holders shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, and the Corporation shall, to the extent funds are legally available therefor, pay on each Dividend Payment Date, in arrears, cumulative dividends on the Series A Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to 8-1/2% per annum, payable in cash or shares of Common Stock, or any combination thereof, at (subject to the terms and conditions set forth herein) the option of the Corporation. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the date of the first issuance of any shares of the Series A Preferred Stock, and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The party that holds of record the Series A Preferred Stock on the record date for the applicable Dividend Payment Date for any dividend payment shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Series A Preferred Stock subsequent to the applicable record date but prior to the applicable Dividend Payment Date. Except as otherwise provided in the Certificate of Incorporation or this Certificate of Designations, and except as otherwise required by law, if at any time the Corporation pays a portion, but less than the total amount, of dividends then accrued on account of the Series A Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder. In order for the Corporation to exercise its right to pay dividends in shares of Common Stock on a Dividend Payment Date, the Corporation shall, no less than 30 days prior to the Dividend Payment Date, provide each Holder notice (the "COMMON STOCK DIVIDEND NOTICE") of its intention to pay dividends in shares of Common Stock. If the Corporation elects to pay dividends in shares of Common Stock, then the number of shares of Common Stock issuable with respect to each share of Series A Preferred Stock outstanding on the record date for payment of such dividend shall be equal to the aggregate dollar value of all dividends then payable in respect of such share, divided by the Five Day Average Market Price at the applicable Dividend Payment Date.

                           (ii) If, and so often as, the Corporation shall be in
default in the payment of dividends on the Series A Preferred Stock in an amount equivalent to six quarterly dividends (whether or not consecutive, earned or declared), the number of directors of the Corporation shall thereupon, and until all dividends in default shall have been paid, be two more than the full number constituting the Board of Directors immediately prior to such default. The Holders, voting separately as a class, shall be entitled to elect two directors (the "SERIES A PREFERRED STOCK DIRECTORS") to fill the vacancies resulting from such increase, and the Holders may, at a meeting called and held as hereinafter provided, elect such Series A Preferred Stock Directors to hold office until the next annual meeting of shareholders. When the special class voting rights provided for in this Section 2(a)(ii) shall have become vested, they shall remain so vested at each succeeding meeting of shareholders for the election of directors; provided, however, that such special voting rights shall become divested, and the terms of office of the Series A Preferred Stock Directors shall terminate, if and when all dividends then in default on the Series A Preferred Stock shall be paid, but always subject to the same provisions for the vesting of such special rights in case of further like defaults in the payment of dividends. No
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                                      -3-


Series A Preferred Stock Director shall, during his or her term of office, be removed from office except upon the vote of the Holders, voting separately as a class, and, regardless of any provision of the Corporation's By-laws, any vacancy caused by the death, resignation, inability to serve or removal of any Series A Preferred Stock Director shall be filled only by the vote of the Holders, voting separately as a class, at a special meeting of the Holders called for such purpose, or at the next annual meeting of shareholders. Whenever the Holders become entitled to elect Series A Preferred Stock Directors pursuant to this Section 2(a)(ii), a meeting of the Holders shall be held upon call by the Secretary of the Corporation within 60 days after receipt of a request in writing of the Holders of not less than 10% of the Series A Preferred Stock then outstanding, addressed to the Secretary at the principal office of the Corporation; provided, however, that the Corporation shall not be required to call such a special meeting if the annual meeting of shareholders is to be held within 90 days after the date of receipt of such request. The Corporation shall pay all reasonable expenses incurred in connection with the calling and holding of any such meeting (and the solicitation of proxies therefor), and the notice of the meeting shall be accompanied by a proxy statement containing such material as is then required by the applicable rules and regulations of the Securities and Exchange Commission. At all meetings of shareholders held for the purpose of electing Series A Preferred Stock Directors, the presence in person or by proxy of the Holders of 40% of the outstanding Series A Preferred Stock shall be required to constitute a quorum of such class for the election of Series A Preferred Stock Directors; provided, however, that the absence of a quorum of the Holders of Series A Preferred Stock shall not prevent the election at any such meeting (or any adjournment thereof) of any other directors by the holders of all other classes of shares having voting rights for the election of directors if the necessary quorums are present in person or by proxy at such meeting; provided further, however, that, in the absence of a quorum of the Holders of Series A Preferred Stock, the Holders of a majority of the shares of Series A Preferred Stock who are present in person or by proxy shall have the power to adjourn the election of the Series A Preferred Stock Directors from time to time, without notice other than an announcement at such meeting (or adjournment thereof), until the Holders of the requisite number of shares of Series A Preferred Stock shall be present in person or by proxy.

                           (iii) Notwithstanding anything contained in the
Certificate of Incorporation or this Certificate of Designations to the contrary, no dividends or distributions on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement, instrument or indenture of the Corporation relating to its indebtedness specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default or event of default thereunder; provided, however, that nothing contained in the Certificate of Incorporation or this Certificate of Designations shall be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends or distributions on shares of Series A Preferred Stock at any time, whether permitted by any of such agreements, instruments or indentures, or not.

                  (b) Notwithstanding anything to the contrary contained in
Section 2(a)(i), the Corporation may not pay dividends on the Series A Preferred Stock in shares of Common Stock (and, except as otherwise provided below, must deliver cash in respect thereof) if, at the date of declaration of such dividend:
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                                      -4-


                           (i) (A) the number of shares of Common Stock at the
time reserved for issuance for the payment of such dividends in shares of Common Stock on such Dividend Payment Date, together with the number of shares of Common Stock held as treasury stock, are insufficient to satisfy the Corporation's then existing obligations to issue shares of Common Stock for the payment of such dividends in shares of Common Stock on such Dividend Payment Date, or (B) the number of shares of Common Stock equal to the sum of (I) the number of shares of Common Stock at the time reserved for issuance in payment of dividends upon, or upon conversion of, the Series A Preferred Stock, (II) the number of authorized but unissued shares of Common Stock not reserved for any purpose, (III) the number of shares of Common Stock at the time reserved for issuance for all other purposes, and (IV) the number of shares of Common Stock held as treasury stock, is insufficient to satisfy the Corporation's then existing obligations to issue shares of Common Stock for all purposes (including the conversion of shares of Series A Preferred Stock);

                           (ii) the shares of Common Stock payable as a dividend
on the Series A Preferred Stock are not designated for quotation on the Nasdaq National Market or listed on the New York Stock Exchange or the American Stock Exchange;

                           (iii) the Corporation has failed to timely satisfy
its obligations with respect to any Conversion Notice and such failure shall be continuing as of such Dividend Payment Date;

                           (iv) the aggregate number of shares of Common Stock
(A) then held by the Holders (or former Holders) of Series A Preferred Stock which were issued upon the conversion of shares of Series A Preferred Stock, (B) then issuable upon conversion of any shares of Series A Preferred Stock held by the Holders, and (C) then held by the Holders (or former Holders) which were received as payment of dividends upon shares of Series A Preferred Stock, including in payment of the current dividend, exceeds (I) prior to the Three Year Date, ___________ shares (which amount is equivalent to 15% of the aggregate number of outstanding shares of Common Stock as of the Commencement
Date), or (II) on or after the Three Year Date, ___________ shares (which amount is equivalent to 17.5% of the aggregate number of outstanding shares of Common Stock as of the Commencement Date), as such amounts may be adjusted to reflect the occurrence of any of the events described in Sections 5(c)(ii), 5(c)(iii) or 5(c)(iv); or

                           (v) at any time prior to the Three Year Date, the
Five Day Average Market Price at the applicable Dividend Payment Date is less than $10 per share (subject to adjustment for stock splits, reverse stock splits, recapitalizations and similar events).

                  (c) (i) So long as any shares of Series A Preferred Stock shall remain outstanding, neither the Corporation nor any of its subsidiaries or affiliates shall (A) redeem, purchase or otherwise acquire, directly or indirectly, any Junior Securities other than the repurchase of Common Stock pursuant to employment agreements or employee or director benefit or stock plans, (B) directly or indirectly pay or declare any dividend or make any distribution upon, nor shall any distribution (other than a dividend or distribution described in Sections 5(c)(ii) or 5(c)(iii)) be made in respect of, any Junior Securities, or set aside any funds for any such payment or distribution, or (C) set aside any funds for or apply any funds to the
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                                      -5-


purchase, redemption or acquisition (through a sinking fund or otherwise) of any Junior Securities.

                           (ii) So long as any shares of Series A Preferred
Stock shall remain outstanding, neither the Corporation nor any of its subsidiaries or affiliates shall take any of the actions set forth in Section 2(c)(i) with respect to Parity Stock, if any, (A) unless and until the Corporation shall have taken substantially similar actions with respect to the Series A Preferred Stock, or (B) in a manner or on terms more favorable to the holders of such Parity Stock, if any, than to the Holders of the Series A Preferred Stock.

                  Section 3. Voting Rights.

         Except as otherwise provided in the Certificate of Incorporation or this Certificate of Designations, and except as otherwise required by law, the Series A Preferred Stock shall have no voting rights; provided, however, that, so long as any shares of Series A Preferred Stock shall remain outstanding, the Corporation shall not, without the requisite approval of the Holders of the Series A Preferred Stock then outstanding, (a) take any of the actions described in Section 7, or (b) enter into any agreement or arrangement with respect to any other action which requires the approval of the Holders of the Series A Preferred Stock then outstanding, unless conditioned upon receipt of the requisite approval of the Holders of the Series A Preferred Stock.

                  Section 4. Liquidation Preference.

         Subject to applicable law, upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Series A Preferred Stock, an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts and all amounts payable to holders of Parity Stock, if any, then, subject to applicable law, the entire assets to be distributed to the Holders and the holders of Parity Stock, if any, shall be distributed among the Holders and the holders of Parity Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The Corporation shall mail written notice of any such Liquidation to each Holder not less than 45 days prior to the payment date stated therein.

                  Section 5. Conversion.

                  (a) (i) Each share of Series A Preferred Stock is convertible by the Holder thereof into shares of Common Stock (subject to adjustment as provided in this Section 5) at the Conversion Ratio at the option of the Holder at any time and from time to time. A Holder shall effect conversions by surrendering the certificate or certificates representing the shares of Series A Preferred Stock to be converted to the Corporation, together with the form of conversion notice attached hereto as EXHIBIT A (the "CONVERSION NOTICE"). Each Conversion Notice shall specify the number of shares of Series A Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date on which the Holder delivers such Conversion Notice (the "CONVERSION DATE"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be deemed to be the date that the Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to
Section 5(b), each Conversion
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                                      -6-


Notice, once delivered, shall be irrevocable. If the Holder is converting less than all of the shares of Series A Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares of Series A Preferred Stock as have not been converted. Except as otherwise provided in the Certificate of Incorporation or this Certificate of Designations, on and after the effective date of a conversion, the Holder entitled to receive Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of the shares of Common Stock issuable upon conversion, and the Series A Preferred Stock so converted shall no longer be deemed to be issued and outstanding.

                           (ii) Notwithstanding anything contained in the
Certificate of Incorporation or this Certificate of Designations to the contrary, in no event shall the Corporation be obligated to issue any shares of Common Stock upon conversion of a Holder's shares of Series A Preferred Stock if, based upon the number of shares of Common Stock outstanding as at the Commencement Date, such issuance would be in violation of Nasdaq Rule 4460(i)(1)(D) ("RULE 4460"), if then applicable; provided, however, that, in such event, the Corporation shall be obligated to (A) deliver (in the manner and within the time set forth in Section 5(b)) the maximum number of shares of Common Stock as would not be in violation of Rule 4460, (B) use its reasonable best efforts to take all such actions as shall be necessary or appropriate to promptly cause such issuance not to be in violation of Rule 4460, and (C) deliver the remaining shares of Common Stock (in the manner and within the time set forth in Section 5(b)) as soon as it is possible to do so other than in violation of Rule 4460; provided further, however, that in the case of clauses
(A) and (C) above, each such issuance shall be distributed ratably among the Holders based upon the number of shares of Series A Preferred Stock each Holder has requested to be converted into Common Stock.

                  (b) Not later than three Trading Days after a Conversion Date, the Corporation shall deliver to the converting Holder (i) one or more certificates representing the number of shares of Common Stock being issued upon the conversion of shares of Series A Preferred Stock, (ii) one or more certificates representing the number of shares of Series A Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Corporation has elected or is required hereunder to pay accrued dividends in cash), and (iv) if the Corporation has elected and is permitted hereunder (notwithstanding any applicable notice period) to pay accrued dividends in shares of Common Stock, one or more certificates representing such number of shares of Common Stock as are issuable on account of accrued dividends determined in accordance with Section 2(a); provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock until certificates evidencing such shares of Series A Preferred Stock are either delivered for conversion to the Corporation or, if so directed by the Corporation, to any transfer agent for the Series A Preferred Stock or Common Stock, or the Holder of such Series A Preferred Stock certifies to the Corporation and, if required, any such transfer agent that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Corporation and any such transfer agent to indemnify and hold harmless the Corporation and any such transfer agent from any loss incurred by it in connection therewith. The Corporation shall, upon request of the Holder, use its reasonable best efforts to deliver any certificate or certificates required to be delivered by the
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                                      -7-


Corporation under this Section 5(b) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the close of business on the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately return the certificates representing the shares of Series A Preferred Stock tendered to it for conversion and thereupon the Holder shall no longer be treated as a record holder of the shares of Common Stock issuable upon conversion.

                  (c) (i) The conversion price for each share of Series A Preferred Stock (the "CONVERSION PRICE") on any Conversion Date shall be equal to $37.50; provided, however, that (A) if on the first anniversary of the Commencement Date (the "ONE YEAR DATE") the Thirty Day Average Market Price of the Common Stock (the "ONE YEAR RESET PRICE") is less than the then effective Conversion Price, then on and after the One Year Date the Conversion Price shall be equal to the One Year Reset Price, (B) if on the second anniversary of the Commencement Date (the "TWO YEAR DATE") the Thirty Day Average Market Price of the Common Stock (the "TWO YEAR RESET PRICE") is less than the then effective Conversion Price, then on and after the Two Year Date the Conversion Price shall be equal to the Two Year Reset Price, and (C) if on the third anniversary of the Commencement Date (the "THREE YEAR DATE") the Thirty Day Average Market Price of the Common Stock (the "THREE YEAR RESET PRICE") is less than the then effective Conversion Price, then on and after the Three Year Date the Conversion Price shall be equal to 95% of the Three Year Reset Price. The Conversion Price determined in accordance with this Section 5(c)(i) shall be subject to further adjustment as set forth in Sections 5(c)(ii), 5(c)(iii) and 5(c)(iv).

                           (ii) If the Corporation, at any time after the
Commencement Date, shall (A) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (B) subdivide any outstanding shares of Common Stock into a larger number of shares, (C) combine any outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, then the Conversion Price shall be adjusted by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event, and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Such adjustment shall be made each time any such dividend, distribution, subdivision, combination or reclassification is made and shall become effective (X) immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, or (Y) immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) If the Corporation, at any time after the
Commencement Date, shall distribute to all holders of Common Stock as a class (and not to Holders) evidences of its indebtedness or assets, then in each such case the Conversion Price at which each share of Series A Preferred Stock shall thereafter be convertible shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders
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                                      -8-


entitled to receive such distribution by a fraction, the denominator of which shall be the Five Day Average Market Price of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Five Day Average Market Price of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or the value of such evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding 10% of the net assets of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "APPRAISER") selected in good faith by the Corporation and reasonably acceptable to the Holders of a majority in interest of the shares of Series A Preferred Stock then outstanding. Such adjustment shall be made each time any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (iv) (A) If the Corporation, at any time after the
Commencement Date, shall issue or sell any shares of Common Stock (other than (I) in payment of a dividend upon, or upon the conversion of, shares of Series A Preferred Stock, or (II) upon exercise or conversion of warrants, options or convertible or exchangeable securities outstanding as of the Commencement Date) without consideration or at a price per share that is less than the Five Day Average Market Price in effect immediately prior to such issuance or sale, then in each such case the Conversion Price, upon each such issuance or sale, shall be lowered to that price determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration, if any, received by the Corporation for such additional shares of Common Stock so issued or sold would purchase at the Five Day Average Market Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of such additional shares of Common Stock so issued or sold.

                                    (B) For purposes of this Section 5(c)(iv),
the issuance (or adjustment in exercise or purchase price) of any warrants, options, subscriptions or other purchase rights with respect to shares of Common Stock (other than to all holders of Common Stock as a class), and the issuance (or adjustment in conversion price or exchange ratio) of any securities convertible into or exchangeable for shares of Common Stock (or the issuance or adjustment in exercise or purchase price of any warrants, options, subscriptions or other purchase rights with respect to such convertible or exchangeable securities) shall be deemed to be an issuance at such time of shares of Common Stock, and shall be subject to the provisions of Section 5(c)(iv)(A), if the Five Day Average Market Price then in effect is greater than an amount equal to
(I) the sum of the aggregate consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, other purchase rights and/or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon the exercise, purchase, conversion or exchange thereof, divided by (II) the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, other purchase rights and/or convertible and exchangeable securities were exercised, purchased, converted or exchanged, in each case determined as of the date of issuance or sale (or adjustment in exercise, purchase or conversion price or exchange ratio), without giving effect to any possible future upward price adjustments or rate adjustments. For purposes of this Section 5(c)(iv), if a part or all of the consideration received by the Corporation in connection with such issuance or sale shall consist of property other than cash, then the fair market value of such property shall be determined by the Board of Directors in good faith; provided, however, that in the event the aggregate number of shares of Common Stock subject to issuance or sale exceeds 10% of the shares of Common Stock outstanding immediately prior to the issuance or sale of such warrants, options, subscriptions, other purchase rights and/or convertible or exchangeable securities, then the fair market value of such property shall be determined by an Appraiser.

                           (v) All calculations under this Section 5 shall be
made to the nearest whole cent or the nearest 1/100th of a share, as the case may be.

                           (vi) Whenever the Conversion Price is adjusted
pursuant to this Section 5(c), the Corporation shall promptly give notice to each Holder, which notice shall set forth the Conversion Price after such adjustment and a brief statement of the facts requiring such adjustment.

                           (vii) If:

                                    (A) the Corporation shall declare a dividend
(or any other distribution) on its Common Stock;

                                    (B) the Corporation shall declare a special
non-recurring cash dividend on its Common Stock;

                                    (C) the Corporation shall authorize the
granting to all holders of the Common Stock, as a class, rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

                                    (D) the approval of any stockholders of the
Corporation shall be required in connection with any reclassification of the Common Stock of the Corporation, any consolidation or merger to which the Corporation is a party, or any sale or transfer of all or substantially all of the assets of the Corporation; or

                                    (E) the Corporation shall authorize the
voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion and transfer of Series A Preferred Stock, and shall cause to be mailed to each of the Holders at their last addresses as they shall appear upon the stock books of the Corporation, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (I) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (II) the date on which such reclassification, consolidation, merger, sale or transfer is expected by the Corporation to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale or transfer.

                  (d) If at any time conditions shall arise by reason of action taken by the Corporation which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which would materially and adversely affect the rights of the Holders (different than or distinguished from the effect generally on rights of holders of any class of the Corporation's capital stock), or if at any time any such conditions are expected by the Corporation to arise by reason of any action contemplated by the Corporation, the Corporation shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the Holders at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the Corporation and reasonably acceptable to the Holders of a majority in interest of the Series A Preferred Stock then outstanding shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Series A Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the Holders. To the extent permitted by applicable law and stock exchange or Nasdaq rules, the Corporation shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (e) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issuance in payment of dividends upon, and upon conversion of, the Series A Preferred Stock as herein provided, free from preemptive rights or any other actual or contingent purchase rights of Persons other than the Holders (in their capacity as Holders), not less than the number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c)) in payment of dividends upon, or upon the conversion of, all outstanding shares of Series A Preferred Stock assuming the payment of all future dividends in shares of Common Stock in accordance with the terms hereof. All shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued and fully paid and non-assessable. At such time as the Corporation would be, if a notice of conversion were to be delivered on such date, precluded from converting the then outstanding Series A Preferred Stock by reason of an insufficient number of authorized shares of Common Stock then being authorized for issuance, the Corporation shall promptly prepare and mail to the shareholders of the Corporation proxy materials requesting authorization to amend the Corporation's Certificate of Incorporation to increase the number of shares of Common Stock which the Corporation is authorized to issue to at least a number of shares equal to the sum of (i) all shares of Common Stock then outstanding, (ii) the number of shares of Common Stock issuable on account of all outstanding warrants, options and convertible securities (other than the Series A Preferred Stock) and on account of all shares reserved under any stock option, stock purchase or similar plan or agreement, and (iii) the number of shares of Common Stock as would then be issuable in payment of dividends upon, and upon conversion in full of, the Series A Preferred Stock, assuming the payment of all future dividends in shares of Common Stock in accordance with the terms hereof. In connection therewith, the Corporation shall use reasonable efforts to cause its Board of Directors to (i) adopt proper resolutions authorizing such increase, (ii) recommend to and otherwise use its reasonable best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials to the shareholders relating to such meeting), and (iii) within five Trading Days of obtaining such shareholder authorization, file an appropriate amendment to the Corporation's Certificate of Incorporation to evidence such increase.

                  (f) Upon a conversion hereunder, the Corporation shall not be required to issue certificates representing fractions of shares of Common Stock, but may, to the extent permitted by applicable law, make a cash payment in respect of any final fraction of a share based on the Five Day Average Market Price as at the applicable Conversion Date.

                  (g) The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted, and that the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that any such tax has been paid.

                  (h) Shares of Series A Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated Preferred Stock.

                  (i) Except as may otherwise be required by applicable law, any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, transmitted by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the President of the Corporation, with a copy to the Corporation's General Counsel (provided that the failure to send a copy of such notice to the Corporation's General Counsel shall not affect the validity of such notice), at the facsimile telephone number or address of the principal place of business of the Corporation as set forth in the Purchase Agreement, or at such other facsimile number or address as the Corporation may notify the Holders in writing from time to time. Except as otherwise specifically provided herein, any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be delivered in accordance with the provisions of the Purchase Agreement and deemed given on the date or time provided therein.

                  Section 6. Optional Conversion. If at any time (the "225% DATE") after the One Year Date (a) the Per Share Market Value for at least 30 consecutive Trading Days (provided, however, that, for purposes of such calculation, at the option of the Corporation, any Trading Day during such 30-Trading-Day period on which a Holder sets the last closing bid price on the Common Stock shall not be used in such calculation, in which case the first Trading Day preceding such 30-Trading-Day period on which no Holder set the last closing bid price on the

Common Stock shall be used for determining such calculation) is greater than 225% of the then effective Conversion Price (as adjusted in accordance with Section 5(c)), and (b) the average daily trading volume of the Common Stock on the Nasdaq National Market (or such other stock exchange or quotation system on which the shares of Common Stock are listed or quoted) for such 30 consecutive Trading Days exceeds 100,000 shares (as adjusted in accordance with Section 5(c)), then the Corporation shall, at its option, have the right to cause the conversion of all, but not less than all, of the then outstanding shares of Series A Preferred Stock into Common Stock in accordance with the terms of this Certificate of Designations at the Conversion Price in effect on the date of the 225% Conversion Notice. If the Corporation elects to cause such a conversion, it shall, within 15 days after the 225% Date, give written notice (the "225% CONVERSION NOTICE") to the Holders of its intent to cause the conversion of the Series A Preferred Stock on the date which is 30 days subsequent to the date of the 225% Conversion Notice (the "225% CONVERSION DATE"); provided, however, that no such conversion shall be permitted unless at the time of the delivery of the 225% Conversion Notice and on the 225% Conversion Date, (x) the shares of Common Stock which would be issuable upon conversion of the Series A Preferred Stock are designated for quotation or listed for trading on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, and (y) the Corporation has duly reserved for issuance the shares of Common Stock which would be issuable upon such conversion.

                  Section 7. Protective Provisions. So long as any shares of Series A Preferred Stock shall remain outstanding, except as otherwise provided herein or by applicable law, the Corporation shall not, without first obtaining the approval of the Holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock as a class; provided, however, that neither the designation, creation or issuance of any Junior Stock or Parity Stock shall be deemed to affect adversely the Series A Preferred Stock as a class;

                  (b) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to redemption, conversion, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

                  (c) increase the authorized number of shares of Series A Preferred Stock; or

                  (d) issue any shares of Series A Preferred Stock.

                  Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "APPRAISER" shall have the meaning set forth in Section 5(c)(iii).

                  "CERTIFICATE OF INCORPORATION" shall have the meaning set forth in the resolution creating the Series A Preferred Stock.

                  "COMMENCEMENT DATE" means June 15, 2000.

                  "COMMON STOCK" means the common stock, $.01 par value per share, of the Corporation, and any stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "COMMON STOCK DIVIDEND NOTICE" shall have the meaning set forth in Section 2(a)(i).

                  "CONVERSION DATE" shall have the meaning set forth in Section 5(a)(i).

                  "CONVERSION NOTICE" shall have the meaning set forth in
Section 5(a)(i).

                  "CONVERSION PRICE" shall have the meaning set forth in Section 5(c)(i).

                  "CONVERSION RATIO" with respect to a share of Series A Preferred Stock means, at any time, a fraction, the numerator of which is the Stated Value of such share, and the denominator of which is the Conversion Price as at such time.

                  "CORPORATION" shall have the meaning set forth in the introduction to this Certificate of Designations.

                  "DIVIDEND PAYMENT DATE" shall mean March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2000, and each Conversion Date.

                  "FIVE DAY AVERAGE MARKET PRICE" as at any date shall mean the average Per Share Market Value for the five Trading Days immediately preceding, but not including, such date; provided, however, that, at the option of the Corporation, any Trading Day during such five-Trading-Day period on which a Holder sets the last closing bid price on the Common Stock shall not be used for determining the Five Day Average Market Price, in which case the first Trading Day preceding such five-Trading-Day period on which no Holder set the last closing bid price on the Common Stock shall be used for determining the Five Day Average Market Price.

                  "HOLDER" or "HOLDERS" shall have the meaning set forth in
Section 1.

                  "JUNIOR SECURITIES" means the Common Stock and all other equity securities of the Corporation, other than Series A Preferred Stock and Parity Stock, if any.

                  "LIQUIDATION" shall have the meaning set forth in Section 4.

                  "ONE YEAR DATE" shall have the meaning set forth in Section 5(c)(i).

                  "ONE YEAR RESET PRICE" shall have the meaning set forth in
Section 5(c)(i).

                  "PARITY STOCK" means any capital stock of the Corporation that ranks on parity with the Series A Preferred Stock as to redemption, conversion, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation.

                  "PER SHARE MARKET VALUE" as at any particular date means (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted or, if there is no such price as at such date, then the closing bid price on such exchange or quotation system as at the date nearest preceding such date, or (b) if the Common Stock is not listed or quoted then on the Nasdaq National Market or any other national securities exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) as at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" bid quotes for the relevant day, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock on such date as determined by an Appraiser selected in good faith by the Corporation and reasonably acceptable to Holders of a majority in interest of the shares of the Series A Preferred Stock then outstanding.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of June 15, 2000, by and between the Corporation and PSINet Inc., a New York corporation, a copy of which is available for inspection at the principal corporate office of the Corporation.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 15, 2000 by and among the Corporation and the original Holders of the Series A Preferred Stock, a copy of which is available for inspection at the principal corporate office of the Corporation.

                  "RULE 4460" shall have the meaning set forth in Section 5(a)(ii).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SERIES A PREFERRED STOCK" shall have the meaning set forth in
Section 1.

                  "SERIES A PREFERRED STOCK DIRECTORS" shall have the meaning set forth in Section 2(a)(ii).

                  "STATED VALUE" shall have the meaning set forth in Section 1.

                  "TRADING DAY" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or any other national securities exchange or quotation system, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National

Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

                  "THREE YEAR DATE" shall have the meaning set forth in Section 5(c)(i).

                  "THREE YEAR RESET PRICE" shall have the meaning set forth in
Section 5(c)(i).

                  "TWO YEAR DATE" shall have the meaning set forth in Section 5(c)(i).

                  "TWO YEAR RESET PRICE" shall have the meaning set forth in
Section 5(c)(i).

                  "225% DATE" shall have the meaning set forth in Section 6.

                  "225% CONVERSION DATE" shall have the meaning set forth in
Section 6.

                  "225% CONVERSION NOTICE" shall have the meaning set forth in
Section 6.

                  Section 9. Tax Withholding. Notwithstanding any provision hereof to the contrary, all payments, distributions or transfers in respect of the Series A Preferred Stock shall be subject to such withholdings as may be required by applicable law.

         IN WITNESS WHEREOF, Xpedior Incorporated has caused this Certificate to be executed by David N. Campbell, its President and Chief Executive Officer, as of this ___ day of _______, 2000.



                                   XPEDIOR INCORPORATED



                                   By:
                                      --------------------
                                      Name:
                                      Title:

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER


(To be executed by the registered Holder in order to convert shares of Series A 8-1/2%
Cumulative Convertible Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A 8-1/2% Cumulative Convertible Preferred Stock of Xpedior Incorporated (the "CORPORATION") indicated below, into the number of shares of the Corporation's common stock, par value $.01 per share (the "COMMON STOCK"), indicated below, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto, if any, and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in connection therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:


--------------------------------------------------------------------------------
                            Date to Effect Conversion


--------------------------------------------------------------------------------
Number of shares of Series A 8-1/2% Cumulative Convertible Preferred Stock to be
                                    Converted


--------------------------------------------------------------------------------
                  Number of shares of Common Stock to be Issued


--------------------------------------------------------------------------------
                           Applicable Conversion Price






                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Name


                                        ----------------------------------------
                                        Address

                                   CERTIFICATE
                                     OF THE
                            DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                          AND OTHER SPECIAL RIGHTS AND
                  QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                                     OF THE
             SERIES A 8-1/2% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                              XPEDIOR INCORPORATED




                                    FILED BY:

                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110